UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2015

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting of Shareholders of The Sherwin-Williams Company held on April 15, 2015 are set forth below.

Proposal 1. The shareholders fixed the number of directors of Sherwin-Williams at ten and elected the following ten nominees as directors of Sherwin-Williams to serve until the next Annual Meeting of Shareholders and until their successors are elected. The voting results for the ten nominees were as follows:

Name	For	Against	Abstentions	Broker Non-Votes

Arthur F. Anton	79,064,457	730,955	365,605	6,810,772
Christopher M. Connor	77,757,335	1,295,692	1,107,990	6,810,772
David F. Hodnik	79,408,508	403,472	349,037	6,810,772
Thomas G. Kadien	79,419,521	383,657	357,839	6,810,772
Richard J. Kramer	79,425,764	240,656	494,597	6,810,772
Susan J. Kropf	79,204,663	494,496	461,858	6,810,772
Christine A. Poon	78,595,762	1,145,967	419,288	6,810,772
Richard K. Smucker	78,674,477	620,028	866,512	6,810,772
John M. Stropki	79,015,721	681,449	463,847	6,810,772
Matthew Thornton III	79,336,625	264,101	560,291	6,810,772

Proposal 2. The shareholders approved, on an advisory basis, the compensation of the named executives. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes

77,230,587	2,152,164	778,153	6,810,885

Proposal 3. The shareholders approved the material terms for qualified performance-based compensation under The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (Amended and Restated as of February 17, 2015). The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes

76,168,504	3,340,355	648,258	6,814,672

Proposal 4. The shareholders approved the ratification of the appointment of Ernst & Young LLP as Sherwin-Williams’ independent registered public accounting firm for 2015. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes

85,577,235	865,538	529,016	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

April 20, 2015	By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and Secretary

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